UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2017

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street

Suite 2000

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Marchex, Inc. Amended & Restated Annual Incentive Plan.

Pursuant to the Marchex Amended & Restated Annual Incentive Plan (the “Incentive Plan”), on February 1, 2017 (the “Effective Date”) Marchex’s Compensation Committee approved target cash bonus compensation under the Incentive Plan for the 2017 fiscal year based upon the achievement of revenue and adjusted OIBA targets. The initial executive officer participants for the 2017 fiscal year are Michael Arends and Ethan Caldwell.  If all targets are met at the highest threshold, plan participants can each earn a maximum of approximately 127% of their base salaries, or $731,250 in the aggregate for the entire bonus pool. The target bonus payout percentages shall be 50 to 100% based on the performance target category and shall be based on achieving specified revenue (new revenue and all revenue) and adjusted OIBA targets for the 2017 fiscal year.

Bonus targets are based on the following weighting: 0-25% from new revenue target attainment, 25-50% from all revenue target attainment, and 50% from adjusted OIBA target attainment.

The Compensation Committee determined that for the 2017 fiscal year any bonuses paid out under the Incentive Plan shall be paid by the 70th day following the end of each fiscal quarter.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2017	MARCHEX, INC.

	By:	/s/ MICHAEL A. ARENDS
	Name:	Michael A. Arends
	Title:	Chief Financial Officer